UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    November 21, 2018

SOUTHERN MISSOURI BANCORP, INC.

(Exact name of registrant as specified in its charter)

Missouri	000-23406	43-1665523
(State or other	(Commission File No.)	(IRS Employer
jurisdiction of incorporation)		Identification Number)

2991 Oak Grove Road, Poplar Bluff, Missouri	63901
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:    (573) 778-1800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 8.01.	Other Events.

Effective November 21, 2018, Southern Missouri Bancorp, Inc. (“Southern Missouri”), completed its previously announced acquisition of Gideon Bancshares Company (“Gideon”), through the merger of Gideon with and into Southern Missouri Acqusition III Corp (the “Merger Sub”), followed by the merger of Merger Sub with and into Southern Missouri (collectively, the “Merger”). Gideon was the parent company of First Commercial Bank, Gideon, Missouri, which is now a wholly-owned subsidiary of Southern Missouri.
Upon completion of the Merger, each share of Gideon common stock was converted into the right to receive $72.48 in cash as well as 2.04 shares of common stock, with cash payable in lieu of fractional Southern Missouri shares (the “Merger Consideration”).
Southern Missouri issued an aggregate of approximately 317,225 shares of common stock for the stock portion of the Merger Consideration and paid an aggregate of approximately $11.3 million for the cash portion of the Merger Consideration.
A copy of the press release Southern Missouri issued announcing completion of the transaction is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

  (d)  Exhibits
The following exhibit is filed herewith:

Exhibit Number	Description

99.1	Press Release of Southern Missouri Bancorp, Inc. dated November 21, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN MISSOURI BANCORP, INC.

Date: November 26, 2018	By:	/s/ Greg A. Steffens
Greg A. Steffens
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Southern Missouri Bancorp, Inc. dated November 21, 2018

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